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                                                            Exhibit (h) (4) (b)

                              AMENDMENT NO. 2 TO
                         FUND PARTICIPATION AGREEMENT

   This Amendment No. 2 to the Fund Participation Agreement ("Agreement") dated December 2, 2002 between The United States Life Insurance Company in the City of New York ("USL") (successor by merger to First SunAmerica Life Insurance Company ("First SunAmerica")), American Funds Insurance Series (the "Series") and Capital Research and Management Company ("CRMC") is effective as of April 30, 2013. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

   WHEREAS, effective December 31, 2011, First SunAmerica merged with and into USL, an affiliate, with USL being the surviving company (the "Merger"); and

   WHEREAS, by consent dated October 17, 2011, the parties to the Agreement consented and agreed to the assumption of such Agreement by USL; and

   WHEREAS, the parties wish to amend certain provisions of the Agreement in order to add USL variable life insurance products to the Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

1. Any and all references in the Agreement to the Contracts as defined therein shall be deemed to refer to variable universal life insurance policies and variable annuity contracts.

2. Any and all references in the Agreement to First SunAmerica shall be deemed to refer to USL.

3. Section 27 of the Agreement is amended and replaced in its entirety as follows:

   All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received:
   (a) when delivered by hand (with written confirmation of receipt); (b) when sent by facsimile (with written confirmation receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

   If to USL:
   The United States Life Insurance Company in the City of New York
   21650 Oxnard Avenue, Suite 750
   Woodland Hills, CA 91367-4997

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   Attn: Vice President, Investment Management
   Facsimile No.: (818) 251-4949

   With copies to:
   The United States Life Insurance Company in the City of New York
   1 SunAmerica Center
   Los Angeles, CA 90067
   Attn: General Counsel
   Facsimile No.: 310-772-6574

   The United States Life Insurance Company in the City of New York
   2919 Allen Parkway, L4-01
   Houston, TX 77019
   Attn: General Counsel
   Facsimile No.: 713-831-1266

   If to the Fund:
   American Funds Insurance Series
   333 S. Hope Street, 55th Floor
   Los Angeles, CA 90071
   Attn: Michael J. Downer, Senior Vice President
   Facsimile No.: 213-486-9041

   If to the Adviser:
   Capital Research and Management Company
   333 S. Hope Street, 55th Floor
   Los Angeles, CA 90071
   Attn: Michael J. Downer, Senior Vice President and Legal Counsel, Fund Business Management Group, and Secretary
   Facsimile No.: 213-486-9041

   In either case with a copy to:
   Capital Research and Management Company
   333 S. Hope Street, 55th Floor
   Los Angeles, CA 90071
   Attn: Kenneth R. Gorvetzian, Vice President and Senior Counsel, Fund Business Management Group
   Facsimile No.: 213-486-9041

4. Schedules A, B and C to the Agreement are deleted and replaced in their entirety with Schedules A, B and C attached hereto, respectively.

5. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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   IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 2 be effective as indicated hereinabove.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK
(on behalf of itself and its Accounts)

By:     ------------------------
Name:
Title:

AMERICAN FUNDS INSURANCE SERIES

By:     ------------------------
Name:
Title:

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:     ------------------------
Name:
Title:

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                                  SCHEDULE A

                                   CONTRACTS

Variable Annuities including, without limitation, the following:
Polaris NY
Polaris II NY
Polaris II A-Class Platinum Series NY
Polaris Choice NY
Polaris Platinum O-Series NY

Variable Universal Life Insurance Policies including, without limitation, the following:
Income Advantage Select
Protection Advantage Select

And other Contracts to which AGL may make the Series available after notice to CRMC and the Series.

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                                  SCHEDULE B

                                   ACCOUNTS

FS Variable Separate Account
Separate Account USL VL-R

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                                  SCHEDULE C

                         PARTICIPATING FUNDS - CLASS 2

Asset Allocation Fund
Global Growth Fund
Growth Fund
Growth-Income Fund
High-Income Bond Fund
International Fund